# Second Quarter 2014 Earnings Conference Call

July 31, 2014

NASDAQ: EPIQ
www.epiqsystems.com

# Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide a "safe harbor" for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) any material changes in our total number of client engagements and the volume associated with each engagement, (5) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (6) changes in or the effects of pricing structures and arrangements, (7) risks associated with the handling of confidential data and compliance with information privacy laws, (8) risks associated with developing and providing software and internet-based technology solutions to our clients, (9) ability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks associated with foreign currency fluctuations, (13) risks of litigation against us or failure to protect our intellectual property, (14) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (15) any material non-cash write-downs based on impairment of our goodwill, (16) risks associated with indebtedness and interest rate fluctuations, (17) overall strength and stability of general economic conditions, both in the United States and in the global markets, and (18) other risks detailed from time to time in our SEC filings, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

# Use of Non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted net income per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

# Q2 Highlights

- Second quarter 2014 operating revenue of $78.5 million for the Technology segment represented organic growth of 12% compared to 2013, reflecting Epiq's continued global leadership position in the eDiscovery market. June 30, 2014 year-to-date Technology operating revenue of $159.7 million increased 28% versus the prior year.

- Epiq was named claims administrator for Energy Future Holdings Corp., the largest Chapter 11 filing since 2011.

- Second quarter 2014 net cash provided by operating activities was $19.6 million.

- Declared cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on September 9, 2014 to shareholders of record at the close of business on August 1, 2014.

- Epiq's Board of Directors appointed Brad D. Scott as president and chief operating officer and Karin-Joyce (KJ) Tjon as executive vice president and chief financial officer.

# Financial Results

| (In thousands, except per share data) | Q2 2014 | Q2 2013 | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|---|---|
| Operating Revenue | $115,451 | $104,976 | $231,671 | $207,884 |
| Net Income (Loss) | ($3,419) | $2,842 | ($5,717) | $6,779 |
| Adjusted Net Income (1) | $7,402 | $8,698 | $14,187 | $17,116 |
| Adjusted EBITDA (2) | $24,698 | $23,355 | $48,149 | $45,708 |
| Adjusted Net Income Per Share - Diluted (3) | $0.21 | $0.24 | $0.40 | $0.46 |

(1) A non-GAAP measure, refer to page 10 for reconciliation.

(2) A non-GAAP measure, refer to page 11 for reconciliation.

(3) A non-GAAP measure, refer to page 12 for calculation.

# Selected Balance Sheet Data

| (In thousands) | June 30, 2014 | Dec 31, 2013 |
|---|---|---|
| Cash and Cash Equivalents | $24,990 | $40,336 |
| Trade Accounts Receivable, Net | $138,117 | $145,134 |
| Property and Equipment, Net | $72,225 | $72,118 |
| Goodwill | $404,611 | $404,302 |
| Other Intangibles, Net | $35,973 | $41,117 |
| Indebtedness | $307,002 | $312,457 |
| Equity | $322,923 | $326,014 |

# Cash from Operating Activities

| (In thousands) | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|
| Net Income (Loss) | ($5,717) | $6,779 |
| Non-cash Adjustments to Net Income | | |
| Depreciation and Amortization | $24,241 | $24,092 |
| Other, Net | $5,791 | $5,721 |
| Changes in Operating Assets and Liabilities, Net | | |
| Trade Accounts Receivable | $6,907 | ($45,175) |
| Other, Net | ($12,452) | ($6,786) |
| Net Cash Provided by (Used in) Operating Activities | $18,770 | ($15,369) |

# Operating Revenue


Q2 2014
32%
68%
Q2 2013
33%
67%
YTD 2014
31%
69%
YTD 2013
40%
60%
Technology
Bankruptcy and Settlement Administration

| (In thousands) | Q2 2014 | Q2 2013 | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|---|---|
| Technology | $78,523 | $70,126 | $159,692 | $124,913 |
| Bankruptcy | $23,890 | $20,799 | $41,255 | $41,651 |
| Settlement Administration | $13,038 | $14,051 | $30,724 | $41,320 |
| Total Bankruptcy and Settlement Administration | $36,928 | $34,850 | $71,979 | $82,971 |
| Total Operating Revenue | $115,451 | $104,976 | $231,671 | $207,884 |

# Adjusted EBITDA



Q2 2014
40%
60%
Q2 2013
33%
67%
YTD 2014
38%
62%
YTD 2013
40%
60%
Technology
Bankruptcy and Settlement Administration

| (In millions) | Technology | | Bankruptcy and Settlement Administration | |
|---|---|---|---|---|
| | Operating Revenue | Adjusted EBITDA | Operating Revenue | Adjusted EBITDA |
| Q2 2014 | $78.5 | $20.5 | $36.9 | $13.9 |
| Q2 2013 | $70.1 | $21.8 | $34.9 | $10.9 |
| YTD June 30, 2014 | $159.7 | $42.8 | $72.0 | $25.9 |
| YTD June 30, 2013 | $124.9 | $38.2 | $83.0 | $25.5 |

# Adjusted Net Income

## Reconciliation

| (In thousands, except per share data) | Q2 2014 | Q2 2013 | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|---|---|
| Net Income (Loss) | ($3,419) | $2,842 | ($5,717) | $6,779 |
| Plus (net of tax [(1)]): | | | | |
| Amortization of Acquisition Intangibles | $1,900 | $2,841 | $3,772 | $5,821 |
| Share-based Compensation | $442 | $1,695 | $2,566 | $2,618 |
| Acquisition and Related Expense [(2)] | $163 | $85 | $1,149 | $136 |
| One-time Technology Expense [(3)] | $919 | $185 | $2,187 | $533 |
| Loan Fee Amortization | $219 | $114 | $900 | $227 |
| Litigation Expense [(4)] | $1,016 | $181 | $1,225 | $864 |
| Timing of Recognition of Expense [(5)] | - | $436 | - | $587 |
| Reorganization Expense [(6)] | $5,560 | $362 | $7,153 | $362 |
| Loss on Disposal of Assets | $210 | - | $210 | - |
| Effective Tax Rate Adjustment [(7)] | $392 | ($43) | $742 | ($811) |
| Adjusted Net Income | $7,402 | $8,698 | $14,187 | $17,116 |
| Adjusted Net Income Per Share – Diluted | $0.21 | $0.24 | $0.40 | $0.46 |

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

# Adjusted EBITDA
## Reconciliation

| (In thousands) | Q2 2014 | Q2 2013 | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|---|---|
| Net Income (Loss) | ($3,419) | $2,842 | ($5,717) | $6,779 |
| Plus: | | | | |
| Depreciation and Amortization | $12,421 | $12,127 | $24,241 | $24,092 |
| Share-based Compensation | $737 | $2,825 | $4,276 | $4,364 |
| Acquisition and Related Expense (1) | $211 | $84 | $1,800 | $112 |
| One-time Technology Expense (2) | $1,532 | $309 | $3,645 | $889 |
| Expenses Related to Financing, Net (3) | $3,767 | $1,950 | $8,637 | $3,757 |
| Litigation Expense (4) | $1,457 | $65 | $1,569 | $966 |
| Timing of Recognition of Expense (5) | - | $726 | - | $978 |
| Reorganization Expense (6) | $9,267 | $604 | $11,922 | $604 |
| Loss on Disposal of Assets | $351 | - | $351 | - |
| Provision for Income Taxes | ($1,626) | $1,823 | ($2,575) | $3,167 |
| Adjusted EBITDA | $24,698 | $23,355 | $48,149 | $45,708 |

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

# Net Income Per Share Calculation

| (In thousands, except per share data) | Q2 2014 | Q2 2013 | YTD June 30, 2014 | YTD June 30, 2013 |
|---|---|---|---|---|
| **Net Income (Loss)** | ($3,419) | $2,842 | ($5,717) | $6,779 |
| Amounts re-allocated to nonvested shares | - | ($28) | - | ($67) |
| **Net Income (Loss) Adjusted For Diluted Calculation** | ($3,419) | $2,814 | ($5,717) | $6,712 |
| | | | | |
| **Basic Weighted Average Shares** | 35,365 | 35,933 | 35,115 | 35,765 |
| Adjustment to reflect share-based awards | - | 926 | - | 937 |
| **Diluted Weighted Average Shares (1)** | 35,365 | 36,859 | 35,115 | 36,702 |
| | | | | |
| **Net Income (Loss) Per Share – Diluted** | ($0.10) | $0.08 | ($0.16) | $0.18 |
| **Non-GAAP Net Income** | $7,402 | $8,698 | $14,187 | $17,116 |
| Amounts re-allocated to nonvested shares | - | ($28) | - | ($67) |
| **Adjusted Net Income Adjusted for Diluted Calculation** | $7,402 | $8,670 | $14,187 | $17,049 |
| | | | | |
| **Basic Weighted Average Shares** | 35,365 | 35,933 | 35,115 | 35,765 |
| Adjustment to reflect share-based awards | - | 926 | - | 937 |
| **Diluted Weighted Average Shares** | 35,365 | 36,859 | 35,115 | 36,702 |
| | | | | |
| **Adjusted Net Income Per Share – Diluted** | $0.21 | $0.24 | $0.40 | $0.46 |

1) Diluted weighted average shares outstanding for the three months and six months ended June 30, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported.

Lew Schroeber
Investor Relations
(913) 621-9500
IR@epiqsystems.com

NASDAQ: EPIQ
www.epiqsystems.com